Exhibit 99.2  -  a) & b) Management Assertion as to compliance with
		minimum servicing standards for the year ended
		December 31, 2005

Wachovia Corporation
NC0572
201 South College Street. 17th Floor
Charlotte Plaza Building
Charlotte, NC 28244



WACHOVIA [logo]



Management Assertion


Management of Wachovia Bank, National Association, as Administrator, and Wachovia Education Finance Inc., a wholly-owned subsidiary of Wachovia Bank, National Association (the Company), as Master Servicer, for Wachovia Student Loan Trust 2005-1, is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission for Wachovia Student Loan Trust 2005-1, except for servicing criteria 1.iii., 2.iii., 4.v., 4.x.a., 4.x.b., 4.x.c., 4.xi., 4.xii., and 4.xiii., which the
Company has determined as being inapplicable to the activities it performs with respect to Wachovia Student Loan Trust 2005-1 and servicing criteria 2.i., 4.i., 4.ii., 4.iv., 4.vii., 4.viii., and 4.ix., which the Company has determined were activities performed by subservicers for all loans owned by Wachovia Student Loan Trust 2005-1, as of and for the period from November 29, 2005 (Inception of the Trust) to December 31, 2005.

The Company's management has assessed the effectiveness of the Company's compliance with the applicable servicing criteria as of and for the period from November 29, 2005 (Inception of the Trust) to December 31, 2005. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

Based on such assessment, management believes that, as of and for the period from November 29, 2005 (Inception of the Trust) to December 31, 2005, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission for the servicing of Wachovia Student Loan Trust 2005-1, except for servicing criteria 1 .iii., 2.iii., 4.v., 4.x.a., 4.x.b., 4.x.c., 4.xi., 4.xii., and 4.xiii., which the Company has determined as being inapplicable to the activities it performs with respect to Wachovia Student Loan Trust 2005-1 and servicing criteria 2.i., 4.i., 4.ii, 4.iv., 4.vii., 4.viii., and 4.ix., which the Company has determined were activities performed by subservicers for all loans owned by Wachovia Student Loan Trust 2005-1 as of and for the period from November 29, 2005 (Inception of the Trust) to December 31, 2005.

KPMG LLP, an independent registered public accounting firm, has issued an attestation report with respect to management's assertion of compliance with the applicable servicing criteria as of and for the period from November 29, 2005 (Inception of the Trust) to December 31, 2005.

/s/ Ricardo Ramirez				March 27, 2006
Ricardo Ramirez					    Date
Senior Vice President
Wachovia Education Finance Inc.

/s/ John M. Gordon				March 27, 2006
John M. Gordon					    Date
Vice President, Asset Backed Servicing
Wachovia Bank, National Association